OFFICE OF DASH AND ASSOCIATES

ONE LIBERTY PLAZA

165 BROADWAY

23RD FLOOR

NEW YORK CITY, NEW YORK, 10006

_______________________

TELEPHONE: (877) 709-1472

FACSIMILE: (888) 994-9958

CONFIDENTIAL AND PRIVILEGED

To: Division of Corporate Finance - U.S. Security & Exchange Commission

From: Amber Barger, esq.

Re: Barrier Homes, Inc.

Date: November 29, 2020

Comments: See Enclosed.

DANIEL SWEENEY, ESQ

Under contract

CHRISTOPHER RAY, ESQ

MA & NH

Under contract

DAVID GOULD, ESQ

Under contract

AMBER BARGER, ESQ.

not admitted to New York bar

Under contract

AL MARMERO, ESQ.

Under contract

REBECCA LARSON, ESQ.

Under contract

LUIGI CINIG, ESQ.

Under contract

MARIA PALACIOS, ESQ.

Under contract

ANTHONY CAMPBELL, ESQ

not admitted to New York bar

Under contract

THE OFFICE OF DASH & ASSOCIATES ONE LIBERTYPLAZA 165 BROADWAY, 23RD FLOOR NEW YORK CITY, NEW YORK 10006 November 29, 2020

SEC

FILE NUMBER:

0001757-MB

SETTLEMENTS CONTACT

SETTLEMENTS@DASHATONELIBERTY.COM

ADMINISTRATION AND SETTLEMENTS

DASH & ASSOCIATES

ONE LIBERTY PLAZA

165 BROADWAY

23RD FLOOR

NEW YORK CITY, NY, 10006

TELEPHONE: (877) 709-1472

FACSIMILE: (888) 994-9958

Via Certified Mail - Signature Required

U.S. Security & Exchange Commission

Division of Corporate Finance

100 F Street, NE

Washington D.C. 20549

Re: Barrier Hones, Inc. Attorney Opinion Letter

To Whom It May Concern:

This letter shall confirm my firm's engagement as special counsel for Barrier Homes Inc., a Minnesota Corporation (the "Company") in connection with the filing of Offering Statement on form 1-A under Regulation A of Securities Act of 1933, as amended (the "Securities Act") related to the proposed offering (the "Offering") of up to 20,000 bonds secured par value of $1,000 per bond for a maximum offering of $20,000,000 in bonds of the Company.

For the purpose of rendering this opinion, I have examined in corporate records, agreements, instruments, and other documents of the Company as I have deemed relevant and necessary as a basis for the opinion. In all such examinations, I have assumed the legal capacity of all natural persons the genuineness of all signatures, the authenticity of the original answer to certified documents, the authority of the parties signing such documents, and the conformity of the original or certified documents of all copies submitted to us as conformed or reproduction copies.

As to the questions of facts relevant to the opinions expressed herein, I have relied, without investigation, upon the assumed of the accuracy of certificates and oral or written statements and other information from officers and/or directors of the Company and other persons with personal knowledge of such facts and/or circumstances.

Based on the foregoing and subject to the applicable state security laws, and pursuant to this inquiry, I hereby certify the bonds subject to the offering will be validly issued, fully paid, and non-assessable. The bonds will be issued pursuant to unanimous resolution of the Company's board of directors an pursuant to the parameters defined in the Articles of Incorporation and Bylaws and will be issued with a binding obligation to the purchaser from the Company.

We hereby consent to the use of this letter as an exhibit to the offering statement and to any and all references to this firm in the offering and so consenting we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Exchange Commission.

In the event you may require anything further please contact me directly thank you in advance for your prompt attention to this matter.

Very truly yours,

________________________

AMBER BARGER, ESQ.

amber.barger@dashatoneliberty.com

(877) 709-1472 ext. 1721

UNDER CONTRACT

CC:	Randall Boe